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                  TOP AIR MANUFACTURING, INC. AND SUBSIDIARIES

          EXHIBIT 11 - COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE


                                                   Three Months Ended                  Nine Months Ended
                                             February 29,   February 28,         February 29,    February 28,
                                                 2000          1999                 2000             1999
                                             ------------   ------------         ------------    ------------
Basic:

      Common shares outstanding at
        the beginning of the period           4,954,803     4,968,957             4,968,957       5,083,456

      Weighted average of common
        shares issued (retired) during
        the period                                 --             --                   (459)        (63,779)

      Weighted average common
        shares outstanding                    4,954,803     4,968,957             4,968,498       5,019,677
                                              ==========   ===========             =========     ===========

      Net income (loss)                      $ (232,097)   $  (80,456)          $(1,204,925)    $  (458,601)
                                             ===========   ===========          ============    ============

      Net income (loss) per
        common share                         $     (.05)   $     (.02)          $      (.24)    $      (.09)
                                             ===========   ===========          ============    ============


Fully Diluted:

      Weighted average common
        shares outstanding                    4,954,803     4,968,957             4,968,498       5,019,677

      Net effect of dilutive securities
        employee stock options #                   --             --                  --               --
                                             -----------   -----------          ------------    ------------

      Weighted average common and
        common equivalent shares              4,954,803     4,968,957             4,968,498       5,019,677
                                             ===========   ===========          ============    ============

      Net income (loss)                      $ (232,097)   $  (80,456)          $(1,204,925)    $  (458,601)
                                             ===========   ===========          ============    ============

      Net income (loss) per common
        share                                $     (.05)   $     (.02)          $      (.24)    $      (.09)
                                             ===========   ===========          ============    ============


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#The stock options have not been included because they are antidilutive.